UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2019 (January 31, 2019)

(Exact name of registrant as specified in charter)

Delaware	333-198772	90-0998139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, OH	43235
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “Alpha Investment,” “we,” “us” and “our” refer to Alpha Investment, Inc. and its subsidiaries.

Item 1.01

Entry into a Material Definitive Agreement.

On January 31, 2019, Alpha Investment, through Jersey Walk Phase I, LLC, a newly formed Special Purpose Vehicle LLC (“SPV”) entered into a Sale of Membership Interest Agreement (the “Purchase Agreement”) with CMT Developers LLC (“CMT”).  Pursuant to the Purchase Agreement, we acquired  100% of CMT’s membership interests, valued at $45.0 million in exchange for the issuance to CMT of 3,000,000 shares of our common stock registered in our direct public offering covered by the effective Registration Statement on Form S-1 (File No. 333-221183), at a purchase price of $15.00 per share.

Through its ownership of CMT, the Company now holds title to an approximately six acre parcel of land in Elizabeth, New Jersey, on which  274 luxury apartments are under construction in Phase 1 of the development with an additional 400 units to be added in Phase II of the development.   Some additional highlights of the project are: (a) its location in Elizabeth, from which New York City is accessible within 30 minutes and  Newark Liberty International Airport is accessible within ten minutes by public transit; (b) the 30-year PILOT program which covers the property significantly reduces real estate taxes; (c) property’s location  is in a redevelopment zone with a full site plan created and approved by the City of Elizabeth; (d) continued increases  residential rents in the immediate area, which have hit $30.00 per square foot; and (e)  low vacancy rates in the area, which  are approximately  2.4%.  In connection with the transaction, the Company will assume the responsibility for payment of the current $15,500,000 property.

Further, the property has a November 2018 MAI “As Is” appraised value of $44,800,000, with an “As Completed” appraised value of $82,100,000, which is expected to add substantial net equity to the Company’s balance sheet at the end of Q1 2019.   Moreover, the Company intends to complete a new appraisal by the end of Q1 2019 required for GAAP reporting requirements of a public company.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No	Description

10.1	Sale of Membership Interest Agreement dated January 31, 2019
10.2	Copy of The Mortgage & Security Agreement of Note From TBG Funding
10.3	Legal Description of Asset

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2019	ALPHA INVESTMENT, INC.

	By:	/s/ Todd Buxton
Todd Buxton, Chief Executive Officer

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